EXHIBIT 10.13


                                PROMISSORY NOTE

     The undersigned, Compound Natural Foods, Inc. hereby agrees to pay to Mike Naughton, the sum of $37,000 within thirty (30) days after demand by him of such payment, whether in full or in partial payment, plus interest on the unpaid balance commencing on March 21, 2007 at the rate of 6% per annum.

     Dated this 21st day of March, 2007 at Aurora, Colorado.


                                  COMPOUND NATURAL FOODS, INC.


                                  By: /s/ Joey Canyon
                                      Joey Canyon, President